UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective October 17, 2017, the Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), approved the amendment and restatement of the Company’s amended and restated bylaws, as amended (the “Bylaws”), effective immediately. The amendments to the Bylaws include, among other changes, the adoption of changes to special shareholder meeting provisions and advance notice provisions.
Section 2.2 of the Bylaws was amended to specify that in order to be eligible to call a special meeting of the Company’s shareholders, holders of record of 25% of the outstanding shares of common stock of the Company (the aggregate percentage required to call a special meeting under the existing Bylaws) seeking to call a special meeting must hold such shares in a “net long” position. Section 2.2 of the Bylaws was also amended to add (a) that the Chairman of the Board may call a special meeting of shareholders and (b) provisions regarding the procedural and disclosure requirements applicable to shareholders when requesting that a special meeting be called under Section 2.2.
Section 2.10 and Section 2.11 of the Bylaws were added, and Section 3.9 of the Bylaws was deleted, to modify deadlines for advance notice of shareholders’ director nominations and shareholder proposals (other than proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934) for possible consideration at a meeting of shareholders. For annual meetings, notice of a shareholder’s director nomination or a shareholder proposal generally shall be submitted not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting. For special meetings, notice of a shareholder’s director nomination or a shareholder proposal generally shall be submitted not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the special meeting, or if later, the tenth (10th) day following the date that public disclosure of the date of the meeting was first made. In addition, Section 2.12 of the Bylaws was added regarding the administration of shareholder meetings, and Section 2.13 of the Bylaws was added regarding the procedural and disclosure requirements for director nominations and shareholder proposals.
Various other technical and administrative amendments to the Bylaws were made, including (a) changes to Section 5.3, which was revised to provide that special meetings of the Board may be called on 24 hours’ notice, (b) the addition of a provision in Section 6.2 regarding the powers and duties of executive vice presidents of the Company and (c) the removal of the Company’s obligation in Section 8.3 to deliver annual statements to the Company’s shareholders within a certain period of time following the end of the Company’s fiscal year.
The foregoing description of the Company’s Second Amended and Restated Bylaws is qualified in all respects by reference to the text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Pinnacle Financial Partners, Inc., effective October 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: October 19, 2017